UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2025

INDAPTUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40652	86-3158720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Columbus Circle 15th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(646) 427-2727

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	INDP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 22, 2025, Indaptus, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with David E. Lazar, pursuant to which he agreed to purchase from the Company 300,000 shares of Series AA Convertible Preferred Stock (the “Series AA Preferred Stock”) and 700,000 shares of Series AAA Convertible Preferred Stock (the “Series AAA Preferred Stock” and, together with the Series AA Preferred Stock, the “Preferred Stock”) of the Company at a purchase price of $6.00 per share of Preferred Stock for aggregate gross proceeds of $6.0 million, subject to the terms and conditions of the Purchase Agreement. Each share of Series AA Preferred Stock is convertible, following stockholder approval, into 20 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), and each share of Series AAA Preferred Stock is convertible into 150 shares of Common Stock for a combined total of 111,000,000 shares of Common Stock. The offering closed on December 23, 2025 (the “Closing”).

Pursuant to the Purchase Agreement, the Company agreed to use commercially reasonable efforts to hold a special meeting of stockholders no later than March 31, 2026 (the “Special Meeting”), which will include, among other things, proposals for (i) the issuance of Common Stock to Mr. Lazar in compliance with the rules and regulations of Nasdaq (without regard to any limitations on conversion set forth in the applicable Certificate of Designations) upon conversion of the Preferred Shares, (ii) an amendment to the Company’s amended and restated certificate of incorporation that increases the authorized shares of Common Stock (iii) an amendment to the Company’s amended and restated certificate of incorporation that permits future shareholder action by written consent of the majority of shareholders, (iv) the election of three (3) additional designees of Mr. Lazar to the board of directors of the Company (the “Board” or the “Board of Directors”), and (v) a reverse stock split of the Common Stock of the Company in the range to be determined by the Board of Directors.

In the event all of the foregoing are not approved by the stockholders at the Special Meeting, the Company has agreed to use its reasonable best efforts to call another stockholder meeting (the “Second Meeting”) within ninety (90) days of the Special Meeting for the purpose of obtaining the required approvals. If the stockholder approval is not obtained at the Second Meeting, the Company has agreed to amend the Series AA Certificate of Designation to allow for immediate conversion to 19.99% of the issued and outstanding shares of the Company, calculated in accordance with the applicable Nasdaq Listing Rules 5635.

The Company intends to use the proceeds from the offering for ongoing operations, severance, general corporate and working capital purposes, as well as payment for, among other items, Company expenses in connection with the offering, including obtaining stockholder approval.

The Purchase Agreement provides that if at any time during the six-month period following the date of the Closing (the “Participation Period”), the Company proposes to offer and sell certain new equity securities, then, subject to compliance with securities laws and regulations, the Company has agreed to offer the Purchaser the right to purchase, on the same terms, including the price per security, and subject to the same conditions, as are applicable to the other investors in such offering, that amount of new equity securities equal to up to 25% of the total amount of new equity securities being offered for sale in such offering.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary closing conditions. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, the form of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 and 5.02 of this Current Report is incorporated herein by reference. The shares of Series AA Preferred Stock and Series AAA Preferred Stock (and the shares of Common Stock issuable upon conversion thereof) were and are being sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided by Regulation S (“Regulation S”) thereof, which permits offers or sales of securities by the Company outside of the United States that are not made to “U.S. Persons” or for the account or benefit of a “U.S. Person”, as that term is defined in Rule 902 of Regulation S. The shares of Common Stock issuable to the Executive Officers (as defined below) pursuant to the Modification Agreements will be sold without registration under the Securities Act in reliance on the exemption provided by Section 4(a)(2). The issuances and sales of the securities described above will not be registered under the Securities Act or any state securities laws, and such securities may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements.

Item 3.03. Material Modifications to Rights of Security Holders.

The disclosure required by this Item and included in Item 1.01 and Item 5.03 of this Current Report is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

Mr. Robert E. Martell and Ms. Hila Karah (together, the “Resigning Directors”) resigned on December 22, 2025 and December 23, 2025, respectively, following approval of the offering. The resignation of each of the Resigning Directors is not based on any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of Directors

In accordance with the Purchase Agreement, the Board of Directors appointed Mr. Lazar as Chairman of the Board of Directors of the Company, effective immediately prior to the Closing. Dr. Roger Pomerantz, former Chairman of the Company will continue to serve as a member of the Board of Directors. In addition, the Board of Directors appointed Mr. Avraham Ben-Tzvi as a member of the Board, effective immediately following the Closing. Both Mr. Lazar and Mr. Ben-Tzvi filled the vacancies of the Resigning Directors who were Class I directors with a term expiring at the Company’s 2028 annual meeting of stockholders. Pursuant to the Securities Purchase Agreement, for so long as Mr. Lazar holds more than 10% of the outstanding shares of Common Stock and subject to obtaining stockholder approval at the Special Meeting, Mr. Lazar will have the right to recommend to the Company up to three individuals to be nominated for election at the Special Meeting, provided that such right shall at all times be subject to, and in compliance with, Nasdaq Listing Rule 5640.

Committee Appointments

To fill the vacancies left on the Company’s Audit Committee by the Resigning Directors, both Mr. Ben-Tzvi and Dr. Pomerantz were appointed as members of the Audit Committee. In addition, Dr. Pomerantz was appointed as Chairperson of the Company’s Nominating Committee filling the vacancy of Ms. Karah.

Appointment of Co-Chief Executive Officer

In accordance with the Purchase Agreement, the Board also appointed David Lazar as the Co-Chief Executive Officer of the Company, effective at Closing.

David E. Lazar (35) David Lazar currently serves as the CEO and Chairman of Kala Bio Inc. (NASDAQ: KALA) since December, 2025. David previously served as Chief Executive Officer of Novabay Pharmaceuticals, Inc. (NASDAQ: NBY) from August - November 2025. Prior to that, Mr. Lazar previously served as director on the board of directors of FiEE, Inc. (NASDAQ: FIEE) (formerly Minim, Inc.) where he also previously served as the Chief Executive Officer and Chief Financial Officer from December 2023 to February 2025. Mr. Lazar served as interim Chief Executive Officer and principal financial officer of Bio Green Med Solution Inc. (NASDAQ: BGMS) (formerly Cyclacel Pharmaceuticals, Inc.), from January 2, 2025 through February 26, 2025. Mr. Lazar served as the Chief Executive Officer of Black Titan Corporation listed on Nasdaq (NASDAQ: BTTC) (formerly Titan Pharmaceuticals, Inc.) from August 2022 to April 2024, where he also served as a director and board chairman from August 2022 until October 2023. Mr. Lazar also served as the chief executive officer and chairman of the board of directors of OpGen, Inc. (OTC: OPGN) from March 2024 to August 2024. Mr. Lazar also served as the president and a member of the board of directors of LQR House Inc. (NASDAQ: YHC) from October 2024 to April 2025. Mr. Lazar served as the Chief Executive Officer of Activist Investing from March 2018 to April 2022. The Board believes that Mr. Lazar’s expertise as an investor with a diverse knowledge of capital markets and experience leading public companies qualifies him to serve as a member of the Company’s Board of Directors.

Avraham Ben-Tzvi (55) is the founder of ABZ Law Office, a boutique Israeli law firm specializing in corporate & securities laws, commercial law & contracts, and various civil law matters, as well as providing outsourced general counsel services for publicly traded as well as private companies and corporations, which he established in January 2017. Mr. Ben-Tzvi served as Chief Legal Officer and General Counsel of Purple Biotech Ltd. (formerly Kitov Pharma Ltd.) (NASDAQ/TASE: PPBT), a clinical-stage company advancing first-in-class therapies to overcome tumor immune evasion and drug resistance, from November 2015 until April 2020. Prior to that, Mr. Ben-Tzvi served as General Counsel and Company Secretary at Medigus Ltd. (NASDAQ/TASE: MDGS), a minimally invasive endosurgical tools medical device and miniaturized imaging equipment company, from April 2014 until November 2015. Prior to that he served as an attorney at one of Israel’s leading international law firms where, amongst other corporate and commercial work, he advised companies and underwriters on various offerings by Israeli companies listing in the US and on various SEC related filings. Prior to becoming a lawyer, Mr. Ben-Tzvi worked in several business development, corporate finance and banking roles at companies in the financial services, lithium battery manufacturing and software development industries. Mr. Ben-Tzvi has been serving as a member of the Board of Directors of Black Titan Corporation (NASDAQ: BTTC), a distributor of human capital management software solutions in Southeast Asia, since October 1, 2025, following the completion of a merger with Titan Pharmaceuticals Inc. where he served as a director between August 2022 and the completion of the merger with Black Titan Corporation on October 1, 2025. Between January 5, 2025 and April 2, 2025, Mr. Ben-Tzvi served as a member of the Board of Directors of Cyclacel Pharmaceuticals Inc. (NASDAQ: CYCC) a pharmaceuticals development company. Between October 15, 2024 and December 19, 2024, Mr. Ben-Tzvi served as a member of the Board of Directors of LQR House, Inc. (NASDAQ: YHC), a company in the wine and spirits e commerce sector. Between March 25, 2024 and August 2, 2024, Mr. Ben-Tzvi served as a member of the Board of Directors of OpGen, Inc. (NASDAQ: OPGN), a precision medicine company. Between December 2023 and February 2025, Mr. Ben-Tzvi served as a member of the Board of Directors of Minim, Inc. (NASDAQ: MINM), a company which delivered smart software-driven communications products under the globally recognized Motorola brand and Minim® trademark. Mr. Ben-Tzvi holds a B.A., magna cum laude, in Economics from Yeshiva University in New York and an L.L.B., magna cum laude from Sha’arei Mishpat College of Law in Hod HaSharon, Israel. Mr. Ben-Tzvi is a licensed attorney and member of the Israel Bar Association and is also licensed as a Notary by the Israeli Ministry of Justice.

Modification and Separation Agreements with Executive Officers

On December 22, 2025, in connection with the transactions contemplated by the Purchase Agreement, the Company entered into employment modification agreements with each of Jeffrey A. Meckler, Michael J. Newman, Ph.D., Nir Sassi and Walt A Linscott, Esq. (collectively, the “Executive Officers”), as described below.

Pursuant to the terms of the employment modification agreements (the “Modification Agreements”), each of the Executive Officers will continue to remain employed in their existing roles as follows except for Mr. Meckler who has agreed to change his title to Co-Chief Executive Officer, effective immediately. Pursuant to the Modification Agreements, the Executive Officers agreed to reduce the notice period for termination for any reason to 10 days and waive the severance benefits under their original employment agreements in exchange for a combination of an equity settlement payment in lieu of cash payable in shares of Common Stock (based on $2.03 per share) and a cash payment (which includes 2025 bonuses) as follows: (i) in the case of Mr. Meckler, 216,617 shares of Common Stock and $1,263,843, (ii) in the case of Mr. Sassi, 26,758 shares of Common Stock and $644,080, (iii) in the case of Mr. Linscott, 54,421 shares of Common Stock and $1,307,101, and (iv) Mr. Newman, 52,204 shares of Common Stock and $1,189,275. The Modification Agreements contain a waiver and release of claims relating to or arising from each of the Executive Officer’s employment agreements. The Modification Agreements do not purport to be a complete summary of the terms set forth therein, and a copy of the agreements is attached hereto as Exhibits 10.2, 10.3, 10.4, and 10.5, and incorporated herein by reference.

In addition, on December 22, 2025, Dr. Roger J. Waltzman, the Company’s Chief Medical Officer, resigned from the Company with his last day to be December 31, 2025. In connection with his resignation, the Company entered into a separation agreement with Mr. Waltzman, a copy of which is attached hereto as Exhibit 10.6 and incorporated herein by reference (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Waltzman will receive a cash bonus for 2025 of $207,200 and in connection therewith the parties agreed to a mutual release and discharge from any current or future claims relating to arising from his employment agreement.

Voting Agreement

In connection with the transactions contemplated by the Purchase Agreement, each of the Executive Officers agreed to enter into a voting agreement, dated December 22, 2025 (the “Voting Agreement”), pursuant to which each of the Executive Officers agreed, in their capacity as stockholders of the Company, to vote all of their shares of Common Stock in favor of all proposals recommended by the Board at the Special Meeting and at any subsequent meeting of the stockholders of the Company until the termination of the Voting Agreement. In addition, each of the Executive Officers agreed to certain standstill provisions until the earlier of the Special Meeting at which all agenda items are approved or December 22, 2026.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, the form of which is filed as Exhibit 10.7 hereto and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 23, 2025, the Company filed a Series AA Certificate of Designation and Series AAA Certificate of Designation with the Secretary of State of Delaware designating the rights, preferences and limitations of each of the shares of the Series AA Preferred Stock and the Series AAA Preferred Stock, respectively.

Following stockholder approval, each share of Series AA Preferred Stock is convertible into 20 shares of the Company’s Common Stock, and each share of Series AAA Preferred Stock is convertible into 150 shares of Common Stock. The Preferred Stock shall rank:

●	senior to all of the Common Stock;
●	senior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms junior to the Preferred Stock (“Junior Securities”); and
●	on parity with each other (i.e. Series AA Preferred Stock shall rank pari passu with Series AAA Preferred Stock)

in each case, as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily (each, a “Dissolution”).

In the event of a Dissolution, holders of the Preferred Stock will be entitled to receive, before any distributions to the holders of the Common Stock and the holders of Junior Securities, an amount per share of Preferred Stock equal to the greater of (i) $6.00 (subject to adjustment in the event of any stock split, combination or reclassification), plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of the Preferred Stock been converted into Common Stock (without regard to any restrictions on conversion) immediately prior to such Dissolution. Shares of Preferred Stock will be entitled to receive dividends equal to (on an as-if-converted-to-Common Stock basis), and in the same form and manner as, dividends actually paid on shares of Common Stock. For the avoidance of any doubt, neither a change in control of the Company, the merger or consolidation of the Company with or into any other entity, nor the sale, lease, exchange or other disposition of all or substantially all of the Company’s assets shall, in and of itself, be deemed to constitute a Dissolution.

Shares of Preferred Stock will generally have no voting rights, except to the extent provided by applicable law, and except that the consent of the holders of a majority of the outstanding shares of the Preferred Stock will be required to (i) alter, repeal or change the powers, preferences or rights of the Preferred Stock or alter or amend the Certificate of Designations so as to adversely affect the Preferred Stock, (ii) supplement, amend, restate, repeal, or waive any provision of the Company’s amended and restated certificate of incorporation or bylaws, or file any certificate of amendment, certificate of designation, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Company’s amended and restated certificate of incorporation or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (iii) increase or decrease (other than by conversion) the number of authorized shares of the Preferred Stock; or (iv) enter into any agreement with respect to any of the foregoing.

The foregoing descriptions of the Series AA Certificate of Designation and the Series AAA Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the full text of the Series AA Certificate of Designation and the Series AAA Certificate of Designation filed as Exhibits 3.1 and 3.2 respectively to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series AA Preferred Stock
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series AAA Preferred Stock
10.1+	Securities Purchase Agreement, dated as of December 22, 2025, by and between the Company and David Lazar
10.2*	Employment Modification Agreement, dated as of December 22, 2025, by and between the Company and Jeffrey A. Meckler
10.3*	Employment Modification Agreement, dated as of December 22, 2025, by and between the Company and Michael J. Newman, Ph.D.
10.4*	Employment Modification Agreement, dated as of December 22, 2025, by and between the Company and Nir Sassi
10.5*	Employment Modification Agreement, dated as of December 22, 2025, by and between the Company and Walt A. Linscott, Esq.
10.6*	Separation Agreement, dated as of December 22, 2025, by and between the Company and Roger Waltzman
10.7	Form of Voting Agreement
104	Cover Page Interactive Data File

+	Certain schedules and exhibits were omitted as well as certain confidential portions of the agreements by means of marking such portions with brackets (due to such confidential portions not being material and being the type of information that the Company treats as private or confidential) pursuant to Item 601 of Regulation S-K promulgated by the SEC. The Company agrees to supplementally furnish a copy of any omitted schedule, exhibit or confidential portions to the SEC upon request.
*	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2025

INDAPTUS THERAPEUTICS, INC.

By:	/s/ Nir Sassi
Name:	Nir Sassi
Title:	Chief Financial Officer